UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

NCR VOYIX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (800) 225-5627

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VYX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
On September 9, 2024, NCR Voyix Corporation (the “Company”) announced the upsize and early tender results for its previously announced tender offers (the “Tender Offers”) to purchase up to $1,177,079,565 aggregate purchase price, excluding accrued and unpaid interest, of the Company’s 5.250% Senior Notes due 2030 (CUSIP Nos. 62886EAZ1 and U62886AM5), 5.125% Senior Notes due 2029 (CUSIP Nos. 62886EBA5 and U62886AN3), and 5.000% Senior Notes due 2028 (CUSIP Nos. 62886EAY4 and U62886AL7), subject to prioritized acceptance levels and proration. The Tender Offers are subject to the satisfaction or waiver of certain conditions, including the closing of the previously announced sale of the Company’s Digital Banking segment. A copy of the press release announcing the early tender results is hereby incorporated by reference and attached hereto as Exhibit 99.1. As detailed in the attached press release, the Tender Offers were oversubscribed and no additional notes tendered after September 9, 2024 will be accepted for purchase.

This report does not constitute an offer to purchase, or a solicitation of an offer to sell, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release announcing the upsize and early tender results of the Tender Offers, dated September 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Voyix Corporation

By:	/s/ Kelli Sterrett
Kelli Sterrett
Executive Vice President, General Counsel and Secretary
Date: September 9, 2024